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                                                                    Exhibit 23.2


             CONSENT OF DUDLEY, HOPTON-JONES, SIMS & FREEMAN PLLP
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of Community Bancshares, Inc. for the registration of 312,161.384 shares of its common stock and to the incorporation by reference therein of our report dated February 17, 1995, with respect to the consolidated financial statements of Community Bancshares, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                 Dudley, Hopton-Jones, Sims & Freeman PLLP


Birmingham, Alabama
March 7, 1995